EXHIBIT (e)(2)
Farmers New World Life Insurance Company Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400 Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975 Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008 Policy Number: Variable Policy Application Supplement Proposed Insured: Indicate Plan (check one): FELVUL FVA Suitability Information on Policy Owner – Print name of Policy Owner if other than Insured: Net Worth (including residence) Financial & Investment Objectives Risk Tolerance $ 0 — $150,000 Increase current income Conservative
$ 150,001 — $250,000 Aggressive Growth Moderate $250,001 — $500,000 Combination of the above Aggressive over $500,000 Other Premium Allocation: Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). (Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.) The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus. I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.) ♦ Fidelity VIP FundsManager Portfolios: % FundsManager 20% Portfolio ___% FundsManager 50% Portfolio (Class 2 Shares) % FundsManager 70% Portfolio % FundsManager 85% Portfolio ♦ Fidelity VIP Freedom Portfolios: % 2005 Portfolio      % 2010 Portfolio % 2015 Portfolio      % 2020 Portfolio (Class 2 Shares) % 2025 Portfolio      % 2030 Portfolio      % Freedom Income Portfolio ♦ PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares) % Flexible Income      % Conservative Balanced      % Balanced      % Conservative Growth      % Strategic Growth ♦ DWS Variable Series I (Class A Shares) ♦ Franklin Templeton Variable Insurance Products Trust % DWS Bond VIP (Class 2 Shares) % DWS Global Opportunities VIP % Franklin Small-Mid Cap Growth Securities Fund % DWS International VIP % Franklin Small Cap Value Securities Fund ♦ DWS Variable Series II (Class A Shares) % Templeton Global Asset Allocation Fund % DWS Government & Agency Securities VIP ♦ Goldman Sachs Variable Insurance Trust % DWS High Income VIP (Institutional Class) % DWS Money Market VIP % Goldman Sachs Structured Small Cap Equity Fund % DWS Dreman High Return Equity VIP ♦ Janus Aspen Series ♦ Dreyfus (Service Class Shares) % Janus Aspen Balanced Portfolio (Service Shares) % Socially Responsible Growth Fund, Inc. % Janus Aspen Forty Portfolio (Institutional Shares)
♦ Dreyfus Variable Investment Fund ♦ PIMCO Variable Insurance Trust (Service Class Shares) (Administrative Class Shares) % Developing Leaders Portfolio % PIMCO VIT Foreign Bond Portfolio (U.S. Dollar- ♦ Fidelity Variable Insurance Products Funds (“VIP”) Hedged) (Service Class Shares) % PIMCO VIT Low Duration Bond Portfolio % Fidelity VIP Growth Portfolio % Fidelity VIP Index 500 Portfolio ♦ Fixed Account (Must be used if DCA Requested) % Fidelity VIP Mid-Cap Portfolio % Fixed Account Optional Premium Allocation Feature: I elect Automatic Asset Rebalancing (AAR) among the accounts chosen above (excluding Fixed Account). I elect to have the assets in the subaccounts moved to match the Premium Allocation elections. Additional Optional Features: I elect Dollar Cost Averaging (DCA) $ ($100 minimum) per month from the Fixed Account. The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier. (Continued; next page.) Distributed by: Farmers Financial Solutions, LLC, 30801 Agoura Road, Bldg. 1, Agoura Hills, CA 91301 (818) 584-0200 31-4423 Page 1 of 2 (5/08)
Distributed by: Farmers Financial Solutions, LLC, 30801 Agoura Road, Bldg. 1, Agoura Hills, CA 91301 (818) 584-0200

Additional Optional Features *(continued)*:

I allocate DCA as follows: *(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)*

◆ **Fidelity VIP FundsManager Portfolios: (Class 2 Shares)**
_____% FundsManager 20% Portfolio _____% FundsManager 50% Portfolio
_____% FundsManager 70% Portfolio _____% FundsManager 85% Portfolio

◆ **Fidelity VIP Freedom Portfolios: (Class 2 Shares)**
_____% 2005 Portfolio _____% 2010 Portfolio _____% 2015 Portfolio _____% 2020 Portfolio
_____% 2025 Portfolio _____% 2030 Portfolio _____% Freedom Income Portfolio

◆ **PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares)**
____% Flexible Income ____% Conservative Balanced ____% Balanced ____% Conservative Growth ____% Strategic Growth

◆ **DWS Variable Series I (Class A Shares)**
_____% DWS Bond VIP
_____% DWS Global Opportunities VIP
_____% DWS International VIP

◆ **DWS Variable Series II (Class A Shares)**
_____% DWS Government & Agency Securities VIP
_____% DWS High Income VIP
_____% DWS Money Market VIP
_____% DWS Dreman High Return Equity VIP

◆ **Dreyfus (Service Class Shares)**
_____% Socially Responsible Growth Fund, Inc.

◆ **Dreyfus Variable Investment Fund (Service Class Shares)**
_____% Developing Leaders Portfolio

◆ **Fidelity Variable Insurance Products Funds ("VIP") (Service Class Shares)**
_____% Fidelity VIP Growth Portfolio
_____% Fidelity VIP Index 500 Portfolio
_____% Fidelity VIP Mid-Cap Portfolio

◆ **Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)**
_____% Franklin Small-Mid Cap Growth Securities Fund
_____% Franklin Small Cap Value Securities Fund
_____% Templeton Global Asset Allocation Fund

◆ **Goldman Sachs Variable Insurance Trust (Institutional Class)**
_____% Goldman Sachs Structured Small Cap Equity Fund

◆ **Janus Aspen Series**
_____% Janus Aspen Balanced Portfolio (Service Shares)
_____% Janus Aspen Forty Portfolio (Institutional Shares)

◆ **PIMCO Variable Insurance Trust (Administrative Class Shares)**
_____% PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)
_____% PIMCO VIT Low Duration Portfolio

☐ I elect the **Guaranteed Minimum Death Benefit Rider**. (Variable Annuity only; where available. Additional fee will apply.)

Telephone Transfer Authorization:

I (We), as Policy Owner(s), **authorize** Farmers New World Life Insurance Company (FNWL) to act upon my telephone transfer requests. I (We) understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product's prospectus.
Telephone transfer is authorized unless the following box is checked: ☐ I (We) prefer **not** to authorize telephone transfers.

Electronic Delivery Election: (If the box is not checked, documents will be provided to you by U.S. mail.)

☐ **Yes.** By checking "Yes," I authorize FNWL to provide my variable life and/or annuity prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the "documents") by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company's website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail.

Sales Illustration: If a hypothetical sales illustration was used during the sales process, then please attach a copy.

I (We) understand that **the amount and duration of the policy's death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request.** I (We) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Supplement with the policy contract, if issued, or upon receipt of a written request directed to Farmers New World Life Insurance Company. I (We) have read the completed Supplement, or have had it read to me (us), and agree that all information is true and complete to the best of my (our) knowledge and belief. I (We) agree that it forms a part of my (our) application and is subject to the terms and conditions found in the application and the policy, if issued. I (We) also acknowledge that I (we) have read, or have had read to me (us), the fraud warning and/or other notice listed on Form 31-4226 for my (our) state of residence, if any.

_______________________________ Signed at ____________________ on ____________________
Proposed Insured Signature State Month, Day, Year

_______________________________ _______________________________
Proposed Policy Owner Signature (if other than the Proposed Insured) **Proposed Policy Co-Owner Signature**

_______________________________ _______________________________
Agent/Representative Signature as Witness Agent Code